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                                   EXHIBIT 3.3

                         CERTIFICATE OF AMENDMENT TO THE

                        CERTIFICATE OF INCORPORATION OF
                   TYCONDA MINERALS CORP. CHANGING CORPORATE
                        NAME TO HY-POLL TECHNOLOGY, INC.

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                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                             TYCONDA MINERALS CORP.

      Pursuant  to  the   applicable   provisions   of  the  Delaware   Business
Corporations act, the undersigned corporation adopts the following Certificate of Amendment to its Certificate of Incorporation by stating the following:

      1. The present name of the corporation is Tyconda Minerals Corp.

      2. The following amendments to its Certificate of Incorporation were adopted by the shareholders of the corporation on October 10, 1983, in the manner prescribed by Delaware law.

      3. Certain provisions of the Certificate of Incorporation are amended as follows:

      FIRST: The name of the corporation is Hy-Poll Technology, Inc.

      FOURTH: The total number of shares of capital stock which the corporation shall have authority to issue is 200,000,000 shares of voting common stock and the par value of each such share is $.0001.

      4. The number of shares of the Corporation outstanding at the time of the adoption of said amendment was 2,765,288 and the number of shares [ILLEGIBLE] 2,765,288.

      5. The number of shares voted for such amendments was 1,870,000 and the number voted against such amendments was -0-.

      DATED this [ILLEGIBLE] day of May, 1983.

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Attest:                              TYCONDA MINERALS CORP.

/s/ [Illegible]                      By: /s/ [Illegible]
---------------------------              ----------------------------
Secretary                                   President

STATE OF NEW JERSEY )
                    )  ss.
COUNTY OF CAMDEN    )

      Before me the undersigned Notary Public in and for the said County and State, personally appeared the President and Secretary of Tyconda Minerals Corp., a Delaware corporation, known to me personally to be such, and signed the foregoing Certificate of Amendment as their own free and voluntary act and deed pursuant to a corporate resolution for the uses and purposes set forth and acknowledge the said Certificate to be the act and deed of the signers respectively and that the facts stated therein are true.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal this 28th day of October, 1983.

My Commission Expires:               /s/ [ILLEGIBLE]
                                     ---------------------------------------
   [Notary Seal]                     NOTARY PUBLIC, residing at

                                   [Illegible]

                                     ---------------------------------------


                                  CERTIFICATION

STATE OF NEW JERSEY )
                    )  ss.
COUNTY OF CAMDEN    )

      The undersigned being first duly sworn, deposes and states that she is the Secretary of Tyconda Minerals Corp., that she has


                                       -2-

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read the Articles of Amendment and knows the contents  thereof and that the same contains a truthful statement of the amendment duly adopted by the stockholders of the Corporation on October 10, 1983, and that these amendments have been duly adopted in accordance with Sectin 242 (as amended) of the Delaware Business Corporation Act.

                                     /s/ [ILLEGIBLE]
                                     ---------------------
                                    Secretary